EXHIBIT 99

                         FORM 4 JOINT FILER INFORMATION

Name:                         Yorktown Energy Partners V, L.P.

Address:                      410 Park Avenue, 19th Floor
                              New York, NY 10022

Designated Filer:             Yorktown V Company LLC

Issuer & Ticker Symbol        Approach Resources Inc. [AREX]

Date of Event Requiring
   Statement:                 11/14/2007
If Amendment, Date Original
   Filed:                     Not Applicable

Relationship of Reporting
   Person(s) to Issuer:       10% Owner


Individual or Joint/Group
   Filing:                    Form Filed by More than One
                              Reporting Person


Signature:                    YORKTOWN ENERGY PARTNERS V, L.P.

                              By: Yorktown V Company LLC, its
                                  general partner


                              By: /s/ J. Curtis Henderson, as attorney-in-fact
                                  --------------------------------------------
                                  J. Curtis Henderson, as attorney-in-fact